Exhibit 10.b.1.(xxvi)

                    A&B RETIREMENT PLAN FOR OUTSIDE DIRECTORS


                                 AMENDMENT NO. 1


     The A&B Retirement Plan for Outside Directors, as amended and restated effective October 24, 1991, is hereby amended, effective February 1, 1995, as follows:

     1.   A new Section 2.00 is hereby added, as follows:

          "2.00. 'Actuarial Equivalent' means a form of benefit differing in time period, or manner of payment from a specified benefit provided in the Plan, but having the same present value when determined in accordance with generally accepted actuarial practice and the rules contained in Appendix C of this Plan."

     2. Sections 2.10 and 2.11 are hereby renumbered as Sections 2.13 and 2.14, respectively.

     3.   A new Section 2.10 is hereby added, as follows:

          "2.10. 'Retirement Date' means the latter of the date the Participant ceases to be a Director or attains age 65."

     4.   A new Section 2.11 is hereby added, as follows:

          "2.11. 'Retirement Income' means fifty percent (50%) of the Participant's Final Retainer plus ten percent (10%) of the Participant's Final Retainer for each Year of Service in excess of five (5), but not in excess of one hundred percent (100%) of the Participant's Final Retainer after ten (10) Years of Service."

     5.   A new Section 2.12 is hereby added, as follows:

          "2.12.  'Retirement Income Benefit' means the benefit defined in
     Section 4.01."

     6.   Section 3.02(a) is hereby amended in its entirety to read as follows:

          "(a) Retirement Income Benefits. Upon a Plan termination resulting from a Change in Control, each Participant shall be paid his or her Retirement Income Benefit within thirty (30) days of such termination. The Retirement Income Benefit shall be calculated as indicated in Section 4.02., and further provided that it shall (i) be based on Years of Service determined as of the date the Change in Control occurs and (ii) determined as though the Participant ceased to be a Director as of the date of such Plan termination."

     7. Section 3.02(b) is hereby amended by replacing "Section 5.03" with "Section 5.02."

     8.   Section 4.01 is hereby replaced in its entirety with the following:

          "4.01. Retirement Income Benefit. A Participant's Retirement Income Benefit shall be the greater of the amounts described in subsections (a) and (b) below, and shall be paid within thirty (30) days of the Participant's Retirement Date.

               (a) A lump sum payment which is the Actuarial Equivalent of the Participant's Retirement Income paid one twelfth monthly for the life of the Participant with the first payment commencing on the Participant's Retirement Date."

     9.   A new Appendix A is hereby added, as follows:

                                   "APPENDIX A

                     Rules For Determining Lump Sum Benefits

     When the terms of this Plan require the determination of a lump sum payment which is the Actuarial Equivalent of any other benefit provided by this Plan, the following rules shall apply to the calculation of such lump sum payment:

     1. The mortality table used shall be the mortality table then in use by the A&B Retirement Plan for the purpose of determining lump sum payments to participants of such plan who are entitled to such payments.

     2. The discount rate shall be the after-tax equivalent of the discount rate then in use by the A&B Retirement Plan for the purpose of determining lump sum payments to participants of such plan who are entitled to such payments. The after-tax equivalent rate shall be determined by multiplying the discount rate in use by the A&B Retirement Plan by the excess of 100% over the tax effected marginal tax rate declared by the Committee.

     3. The Committee shall declare the tax effected marginal tax rate at the beginning of each calendar year.

     4. The tax effected marginal tax rate shall apply to lump sum payments made at any time during such calendar year and may not be changed during the year."

     10. Except as modified by this Amendment, all terms and provisions of the A&B Retirement Plan for Outside Directors shall continue in full force and effect.

     IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused its authorized officers to affix the corporate name and seal hereto this 22nd day of February, 1995.


                              ALEXANDER & BALDWIN, INC.

                              By /s/ Miles B. King
                                 Its Vice President

                              By /s/ Alyson J. Nakamura
                                 Its Assistant Secretary

           A&B RETIREMENT PLAN FOR OUTSIDE DIRECTORS
        AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 1995


                           ARTICLE I

                   ESTABLISHMENT AND PURPOSE

     1.01. ESTABLISHMENT OF PLAN. Alexander & Baldwin, Inc., hereby establishes the A&B Retirement Plan for Outside Directors, effective January 1, 1986.

     1.02. PURPOSE OF PLAN. It is the purpose of this Plan to provide eligible Directors with (a) retirement income benefits, and (b) certain post-retirement health care insurance benefits for themselves and their eligible spouses at group premium rates. The Plan is intended to be exempt from the participation, vesting, funding and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 because it does not cover any "employee" within the meaning of Section 3(6) of such Act.


                           ARTICLE II

                          DEFINITIONS

     2.00. "Actuarial Equivalent" means a form of benefit differing in time period, or manner of payment from a specified benefit provided in the Plan, but having the same present value when determined in accordance with generally accepted actuarial practice and the rules contained in Appendix A of this Plan.

     2.01.  "A&B" means Alexander & Baldwin, Inc., or any successor.

     2.02.  "Administrator" means the person described in Section 7.01.

     2.03.  "Director" means a member of the Board of Directors of A&B.

     2.04. "Final Retainer" means the annual rate of retainer payable to an Outside Director as of the last date served as an Outside Director.

     2.05. "Fixed Dollar Amount" for each Participant shall be the amount shown on Exhibit A for the area in which the Participant resides as of the date the Participant commences health care insurance coverage under Section 5.02.

     2.06. "Outside Director" means a Director who is not an employee of A&B or any subsidiary of A&B.

     2.07. "Participant" means an Outside Director who is eligible to participate in the Plan under the conditions of Section 3.01.

     2.08. "Plan" means the plan set forth in this document, as amended from time to time.

     2.09. "Retirement Benefits" means the Retirement Income Benefits described in Article IV and the Health Care Benefits described in Article V.

     2.10. "Retirement Date" means the latter of the date the Participant ceases to be a Director and the date the Participant attains age 65.

     2.11. "Retirement Income" means fifty percent (50%) of the Participant's Final Retainer plus ten percent (10%) of the Participant's Final Retainer for each Year of Service in excess of five (5), but not in excess of one hundred percent (100%) of the Participant's Final Retainer after ten (10) Years of Service.

     2.12.  "Retirement Income Benefit" means the benefit defined in
Section 4.02

     2.13. "Spouse" means any individual who is legally married to a Participant, except an individual separated from the Participant under a legal separation decree.

     2.14. "Years of Service" means a 365-day period (or a fraction thereof) as an Outside Director, whether or not consecutive.


                          ARTICLE III

                 ELIGIBILITY AND PARTICIPATION

     3.01. ELIGIBILITY. A person who is an Outside Director at any time after December 31, 1985 shall be eligible for the Retirement Benefits under this Plan, as follows:

       (a)    He or she shall be eligible for Retirement Income Benefits under
Article IV if he or she has at least five (5) Years of Service.

       (b)    He or she shall be eligible for Health Care Benefits under
Article V if he or she has at least ten (10) Years of Service, retires on or after January 1, 1992, and enrolls in Medicare Part B coverage upon reaching age sixty-five (65).

     3.02. CHANGE IN CONTROL. Upon the occurrence of a "Change in Control," as defined hereafter, the Plan shall immediately and automatically terminate. Upon such a termination, the interest of each Participant shall become due and payable as described in Sections 3.02(a) and 3.02(b) below; provided, however, that, if the terms of the Change in Control provide, as a prerequisite to the consummation of the Change in Control, that A&B's responsibilities under this Plan are to be assumed by the successor organization, then the Plan shall not terminate and no lump-sum payment shall be made to any Participant. For purposes of this provision, a "Change in Control" shall mean a Change in Control of A&B of a nature that would be required to be reported in response to
Item 6(e) of Schedule l4A of Regulation l4A promulgated under the Securities Exchange Act of l934, as amended (the "Exchange Act"), whether or not A&B in fact is required to comply with Regulation l4A thereunder; provided that, without limitation, such a Change in Control shall be deemed to have occurred if
(i) any "person" (defined, for purposes of this Section 3.02, as such term is used in Sections l3(d) and l4(d) of the Exchange Act) is or becomes the "beneficial owner" (defined, for purposes of this Section 3.02, as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of A&B representing thirty-five percent (35%) or more of the combined voting power of A&B's then outstanding securities; or (ii) during any period of twenty-four (24) consecutive months, at least a majority of the Board ceases to consist of individuals who have served continuously on the Board since the beginning of such period or whose election, or nomination for election by A&B's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who have served continuously on the Board since the beginning of the period.

       (a) Retirement Income Benefits. Upon a Plan termination resulting from a Change in Control, each Participant shall be paid his or her Retirement Income Benefit within thirty (30) days of such termination. The Retirement Income Benefit shall be calculated as indicated in Section 4.02., and further provided that it shall (i) be based on Years of Service determined as of the date the Change in Control occurs and (ii) determined as though the Participant ceased to be a Director as of the date of such Plan termination.

       (b) Health Care Benefits. Upon a Plan termination resulting from a Change in Control, the successor organization shall continue to provide Health Care Benefits under Article V to the following Outside Directors: (i) Outside Directors who were Outside Directors immediately prior to the Change in Control, beginning with the applicable starting date under Section 5.02, and (ii) Outside Directors for whom health care insurance coverage under the Plan had commenced prior to the Change in Control. The Health Care Benefits payable to the foregoing Outside Directors shall be no less than the applicable percentages of the Fixed Dollar Amount under Section 5.01 under the terms of the Plan that existed immediately prior to the Change in Control, plus the income tax offset benefits described in Section 5.03.

     3.03. VESTING. All Retirement Benefits payable under this Plan shall be fully vested at all times.


                           ARTICLE IV

                   RETIREMENT INCOME BENEFIT

     4.01. RETIREMENT. A Participant shall be entitled to the Retirement Income Benefit described in Section 4.02 upon the Participant's Retirement Date. The Retirement Income Benefit shall be paid within thirty days of the Participant's Retirement Date.

     4.02. RETIREMENT INCOME BENEFIT. A Participant's Retirement Income Benefit shall be the greater of the amounts described in subsections (a) and (b) below.

       (a) A lump sum payment which is the Actuarial Equivalent of the Participant's Retirement Income paid one twelfth monthly for the life of the Participant with the first payment commencing on the Participant's Retirement Date.

       (b) The before-tax equivalent of the lower of two quotations obtained by the Administrator from insurance companies for the cost of a lifetime annuity that provides after-tax monthly benefits equivalent to those that a Participant would receive under this Plan if this Plan allowed monthly payments of the retirement benefits hereunder.



                           ARTICLE V

                      HEALTH CARE BENEFITS

     5.01. BENEFIT LEVEL. A Participant who is eligible under Section 3.01(b) shall have the right to elect health care insurance coverage for himself or herself and for his or her Spouse. The amount paid by A&B toward the cost of premiums on behalf of the Participant shall be a percentage of the Fixed Dollar Amount based on the Participant's Years of Service in accordance with the following schedule:

                                      Percentage of
           Years of Service        Fixed Dollar Amount

             less than 10                (not eligible)
                  10                        50%
                  11                        60%
                  12                        70%
                  13                        80%
                  14                        90%
              15 or more                   100%

A Participant who elects to obtain health care insurance coverage for himself/herself in accordance with Section 5.04 shall have the right to elect health care insurance coverage for his or her Spouse through the same health care provider, provided the Participant or Spouse pays the full cost of the additional premiums for such Spouse's coverage and provided further that the Spouse elects Medicare Part B coverage upon reaching age sixty-five (65).

     5.02. COVERAGE AND PAYMENT CONDITIONS. Health care insurance coverage for a Participant who has made the required election under Section 5.04 shall begin on the first day of the month coinciding with or next following the later of
(a) the date the Participant attains age 65, or (b) the date the Participant ceases to be an Outside Director. If the Participant elects coverage for his or her Spouse, then such Spouse's coverage shall begin on the later of (i) the date the Spouse attains age 65, or (ii) the date the Participant's applicable coverage begins. A Participant's health care insurance shall continue until the earlier of the Participant's death or the date upon which the Participant ceases to pay any required premiums. Health care insurance coverage for the Participant's Spouse shall continue until the earlier of (i) the death of the covered Spouse, or (ii) the date on which the Participant or the Participant's Spouse fails to pay the required premiums.

     5.03. INCOME TAX OFFSET BENEFIT. In an effort to offset approximately the Federal and State income taxes payable by reason of the payments of health care insurance premiums herein by A&B, a Participant who elects coverage under
Section 5.01 shall also receive a lump sum, payable annually, equal to sixty-five percent (65%) of the portion of annual premiums paid by A&B.

     5.04. REQUIRED ELECTIONS. Each Participant shall have the right to elect to obtain health care insurance coverage through one or more health care provider(s) selected by A&B. Details of each of the health care insurance coverages depend on the health care provider(s) selected and may vary from year to year. A Participant's election to obtain health care insurance coverage under this Plan, whether for himself or herself or for the Participant and his or her Spouse, shall be made in writing in the manner prescribed by the Administrator. Such election must be made not later than forty-five (45) days following the Participant's applicable benefit commencement date under
Section 5.02. If the Participant fails to make such election as required herein, he or she shall be deemed to have waived health care benefits under the Plan. If the Participant fails to pay any required premiums, whether for himself or herself or for his or her Spouse, such Participant or Spouse coverage, as applicable, shall be terminated.

     5.05. FUNDING POLICY. A&B retains the right to enter into contracts with one or more health care providers to provide any health care benefits under this Plan and to replace such providers at any time. Overages will be in the form of Medicare supplements and may vary from year to year at A&B's sole discretion. Overages provided under this Plan are secondary to Medicare and to benefits provided through any other plans.


                           ARTICLE VI

                     PAYMENTS FROM THE PLAN

     6.01. SOURCE OF PAYMENTS. All benefits payable under this Plan shall be paid in cash from the general funds of A&B, and no trust account, escrow, fiduciary relationship, or other security arrangement shall be established to assure payment other than, at the option of A&B, an escrow account the amounts in which remain subject to the claims of A&B's general creditors in the event of insolvency or bankruptcy.

     6.02. NO OTHER BENEFITS. There are no death benefits under this Plan, and no benefits are provided under this Plan to anyone other than a Participant and, in the case of health care insurance coverage, an eligible Spouse.

     6.03. INALIENABILITY. No Participant or beneficiary, or any other person having or claiming to have any interest of any kind or character in or under this Plan or in any of the deferred accounts or any part thereof or payment therefrom shall have the right to sell, assign, transfer, convey, hypothecate, anticipate, pledge or otherwise dispose of such interest; and to the extent permitted by law, such interest shall not be subject to any liabilities or obligations of the participant or to any bankruptcy proceedings, creditor claims, attachment, garnishments, execution, levy or other legal process against such Participant or his/her property.


                          ARTICLE VII

                   ADMINISTRATION OF THE PLAN

     7.01. ADMINISTRATOR. The Administrator of the A&B Retirement Plan for Salaried Employees shall be the Administrator of this Plan. The Administrator shall have full authority to administer the Plan. The Administrator shall have all of the powers granted by the A&B Retirement Plan for Salaried Employees to the Administrator of such Plan, and shall be subject to the same procedures and limitations of authority.

     7.02. CLAIMS PROCEDURE. The Administrator shall employ the claim procedures as are applicable under the A&B Retirement Plan for Salaried Employees.


                          ARTICLE VIII

                   AMENDMENT AND TERMINATION

     8.01. The Board of Directors of A&B reserves the right to amend, modify, partially terminate, or completely terminate this Plan. However, no amendment, modification or termination shall reduce retroactively the benefits of any Participant under this Plan below the level to which the Participant would have been entitled if the Participant had ceased to be a Director on the date of such amendment, modification or termination.


IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Restatement to be executed on its behalf by its duly authorized officers this 22nd day of February, 1995.


                              ALEXANDER & BALDWIN, INC.

                              By /s/ Miles B. King
                                 Its Vice President

                              By /s/ Alyson J. Nakamura
                                 Its Secretary

                           APPENDIX A

            RULES FOR DETERMINING LUMP SUM BENEFITS


When the terms of this Plan require the determination of a lump sum payment which is the Actuarial Equivalent of any other benefit provided by this Plan, the following rules shall apply to the calculation of such lump sum payment:

1. The mortality table used shall be the mortality table then in use by the A&B Retirement Plan for the purpose of determining lump sum payments to participants of such plan who are entitled to such payments.

2. The discount rate shall be the after-tax equivalent of the discount rate then in use by the A&B Retirement Plan for the purpose of determining lump sum payments to participants of such plan who are entitled to such payments. The after-tax equivalent rate shall be determined by multiplying the discount rate in use by the A&B Retirement Plan by the excess of 100% over the tax effected marginal tax rate declared by the Committee.

3. The Committee shall declare the tax effected marginal tax rate at the beginning of each calendar year.

4. The tax effected marginal tax rate shall apply to lump sum payments made at any time during such calendar year and may not be changed during the year.